UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

June 25, 2020

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02 Unregistered Sales of Equity Securities.

        On June 25, 2020, The Gap, Inc. (the "Company") issued warrants for up to 8,500,000 shares of the Company’s common stock ("Common Stock"), subject to adjustment, in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(a)(2) of the Securities Act (the "Warrants"). The Warrants are being issued in connection with a Strategic Agreement entered into by the Company and Yeezy Supply LLC, the holder of the Warrant (the "Holder"), dated June 25, 2020. The Company has relied on the exemption from registration under the Securities Act based in part on representations made by the Holder in the agreement pursuant to which the Warrants are being issued (the "Warrant Agreement") that it is an "accredited investor" as defined in Rule 501 under the Securities Act and that the Warrants are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof in violation of any federal or state securities laws.

        The Warrants shall vest and may be exercised based on achievement of Net Sales (as defined in the Warrant Agreement) during the exercise period specified in the Warrant Agreement as follows:

•33.4% if $250 million in Net Sales is reached in a fiscal year during the exercise period;
•33.3% if $450 million in Net Sales is reached in a fiscal year during the exercise period; and
•33.3% if $700 million in Net Sales is reached in a fiscal year during the exercise period.

        The Net Sales targets, to the extent not previously satisfied, will reset after the completion of each fiscal year, and multiple targets may be achieved in the same fiscal year. The Warrants will vest in full upon a change of control of the Company and may vest on a pro-rata basis based on Net Sales if the Strategic Agreement is terminated for convenience.

        For each tranche of the Warrants that vests, subject to adjustment, the exercise price per Warrant for 50% of the Warrants that comprise such vested tranche will be equal to the greater of (i) the closing price of a share of Common Stock on the date of grant or (ii) the Volume-Weighted Average Price (as defined in the Warrant Agreement), and the exercise price of the other 50% of the Warrants that comprise such vested tranche will be $25.00 per Warrant.

        Once vested, the Warrants may be exercised at the election of the Holder, in whole but not in part, by the tender to the Company of a notice of exercise. On the exercise date, the Company will calculate the Net Payment Amount (as defined in the Warrant). In no event will the total number of shares of Common Stock that may be exercised by the Holder result in the Holder beneficially owning more than 2.99% of the issued and outstanding shares of capital stock of the Company on a fully diluted basis. The Company, in its sole discretion, may choose to satisfy the Net Payment Amount in cash, shares of Common Stock or a combination thereof. In certain instances, the Warrants will be automatically exercised.

        The Warrants will expire 20 business days following the date on which the Net Sales are confirmed for fiscal year 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: June 26, 2020	By:	/s/ Katrina O'Connell
Katrina O'Connell
Executive Vice President and
Chief Financial Officer